EXHIBIT 23-7


                                   CONSENT OF

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

     We hereby consent to the use of our opinion letter dated the date of the Prospectus - Proxy Statement that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Reid Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation with and into Horizon/CMS Healthcare Corporation to the Board of Directors of Horizon/CMS Healthcare Corporation included as Annex B to the Prospectus - Proxy Statement , and to the references to such opinion in such Prospectus - Proxy Statement. In giving such consent, we do not admit that we come within the category of persons the consent of whom is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED


                                     By:/s/ Mary E. Taylor
                                        ---------------------------------------
                                           Mary E. Taylor
                                           Managing Director










September 25, 1997